Exhibit 5.1

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
TEL: (509) 624-1475
FAX: (509) 747-1770

February 10, 2003

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

RE: Trend Mining Company
Registration Statement on Form SB-2

Gentlemen:

I am counsel to Trend Mining Company ("Company") and have been requested to supply you with an opinion on legality required by Item 601(b)(5) of Reg. S-B to be included in the Company's Form SB-2 registration statement ("Registration Statement"). My opinion is limited to the matters contained herein. The Registration Statement filed by the Company relates to the resale by certain selling shareholders of up to 11,821,187 shares of common stock which were issued by the Company to certain shareholders pursuant to exemptions available under the Securities Act of 1933 ("Act").

This opinion is being delivered to you and I consent to the same being included in the Company's Form SB-2 registration statement.

I have examined (1) the Articles of Incorporation and the Corporate Charter; (2) the Bylaws of the Company currently in effect; (3) the Registration Statement; and, (4) such other corporate records, certificates, documents and other instruments as in my opinion are necessary or appropriate in connection with expressing the opinions set forth below.

Securities and Exchange Commission
RE: Trend Mining Company
February 10, 2003

Based upon the foregoing, it is my opinion that:

  The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.
  The shares of common stock included in the Registration Statement were validly issued, fully paid and are non-assessable.
  The shares of common stock when sold, will be legally issued, fully paid and non-assessable.

I hereby consent to reference in the heading "Experts" appearing in the prospectus which is part of the Registration Statement within the limitations of the matters addressed in this opinion.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak

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